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STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION
UNAUDITED COMBINED CONSOLIDATED COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

EXHIBIT 11

                                                                                  Three months ended           Nine months ended
                                                                                     September 30,               September 30,
                                                                                  ---------------------     ------------------------
                                                                                    1997         1996         1997           1996
                                                                                  --------      -------     --------      ----------
Income before extraordinary item ............................................     $  2,325      $ 6,099     $ 28,277      $   18,710
Extraordinary item ..........................................................       (3,452)          --       (3,452)          1,077
                                                                                  --------      -------     --------      ----------
Net income (loss) ...........................................................     $ (1,127)     $ 6,099     $ 24,825      $   19,787
                                                                                  ========      =======     ========      ==========

Weighted average number of paired shares outstanding during the period ......       45,632       32,900       44,364          26,000
     Stock option equivalents ...............................................        2,393           --        2,103              --
     Restricted stock equivalents ...........................................          290           --          362              --
     Deferred stock equivalents .............................................            2           --            1              --
                                                                                  --------      -------     --------      ----------

Paired shares used for computation of primary earnings per paired share .....       48,317       32,900       46,830          26,000
   Additional dilution from stock option equivalents ........................          480           --          729              --
                                                                                  --------      -------     --------      ----------

Paired shares used for computation of fully diluted earnings per paired share       48,797       32,900       47,559          26,000
                                                                                  ========      =======     ========      ==========

PRIMARY EARNINGS (LOSS) PER PAIRED SHARE
   Income before extraordinary item .........................................     $   0.05      $  0.19     $   0.60      $     0.72
   Extraordinary item .......................................................        (0.07)          --        (0.07)           0.04
                                                                                  --------      -------     --------      ----------
   Net income (loss) per paired share .......................................     $  (0.02)     $  0.19     $   0.53      $     0.76
                                                                                  ========      =======     ========      ==========

FULLY DILUTED EARNINGS (LOSS) PER PAIRED SHARE
   Income before extraordinary item .........................................     $   0.05      $  0.19     $   0.59      $     0.72
   Extraordinary item .......................................................        (0.07)          --        (0.07)           0.04
                                                                                  --------      -------     --------      ----------
   Net income (loss) per paired share .......................................     $  (0.02)     $  0.19     $   0.52      $     0.76
                                                                                  ========      =======     ========      ==========